Exhibit 10.1

AMENDMENT TO

CHARTER AGREEMENT

                THIS AMENDMENT TO CHARTER AGREEMENT (the “Amendment”), dated as of this 16th day of December, 2005, by and between PROFLITE LLC, a Delaware limited liability company, having its principal place of business at 233 Industrial Avenue, Teterboro, New Jersey, 07608 (“ProFlite”) and MONSTER WORLDWIDE, INC., a Delaware corporation, having its principal place of business at 622 Third Avenue, New York, New York, 10017 (“Customer”).

                WHEREAS, ProFlite and Customer entered into a Charter Agreement dated as of April 29, 2005 (the “Agreement”); and

                WHEREAS, ProFlite and Customer desire to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein and intending to be legally bound, the parties agree as follows:

                1.             DEFINITIONS:  Capitalized terms used but not otherwise defined herein shall have the respective meanings described to them in the Agreement.

                2.             MODIFICATION TO SECTION 3(A), CHARTER RATE: The first two sentences of Section 3(a) are hereby deleted in their entirety and replaced with the following:

“Effective as of January 1, 2006, ProFlite shall make the Aircraft available to Customer for a minimum of One Hundred Fifty (150) charter hours of flight time per year during each twelve month period of the Term of this Agreement.”

“Effective as of January 1, 2006, Customer shall pay a charter rate of Eight Thousand United States Dollars (US$8,000.00) per charter hour of Customer’s use of the Aircraft (the “Charter Rate”) computed in accordance with this Section 3(a).”

3.             NO OTHER AMENDMENTS:  Except as expressly modified by this Amendment, all terms and provisions of the Agreement shall remain in full force and effect.

4.             CONSTRUCTION:  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

                5.             COUNTERPARTS:   The parties may execute this Amendment in two or more counterparts, which shall, in the aggregate, be signed by all the parties; each counterpart shall be deemed an original instrument as against any party who signed it and such counterpart (s) may be transmitted by facsimile.

The parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

MONSTER WORLDWIDE, INC.		ProFlite LLC

By:	/s/ Myron Olesnyckyj	By:	/s/ Ted Button
Name:	Myron Olesnyckyj	Name:	Ted Button
Title:	Senior Vice President	Title:	President